Exhibit 99.1

The First Bancshares to Participate in 2023 Gulf South Bank Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--May 5, 2023--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) will participate in the 2023 Gulf South Bank Conference, which is being held May 8, 2023 through May 9, 2023 at the Four Seasons Hotel, New Orleans, Louisiana and will have one-on-one meetings with certain bank stock analysts and investors.

The presentation prepared for use during these meetings is available at the company’s website www.thefirstbank.com under Investor Relations>Presentations and Press Releases>Presentations.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Contacts

M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
Phone: 601-268-8998